Exhibit 23

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-76925, No. 333-47657, No. 333-47655, No. 333-
47653) of Beringer Wine Estates Holdings, Inc. of our report dated August 3, 2000 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
San Francisco, California
August 28, 2000